FOR IMMEDIATE RELEASE
Ciena Reports Fiscal Fourth Quarter 2012 and Year-End Financial Results

Annual revenue grew 5%; cash balance increased by $100M for the year

HANOVER, Md. - December 13, 2012 - Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited financial results for its fiscal fourth quarter and year ended October 31, 2012.

For the fiscal fourth quarter 2012, Ciena reported revenue of $465.5 million as compared to $455.5 million for the fiscal fourth quarter 2011. For fiscal year 2012, Ciena reported revenue of $1.8 billion, as compared to $1.7 billion for fiscal year 2011.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal fourth quarter 2012 was $(38.8) million, or $(0.39) per common share, which compares to a GAAP net loss of $(22.3) million, or $(0.23) per common share, for the fiscal fourth quarter 2011. For fiscal year 2012, Ciena had a GAAP net loss of $(144.0) million, or $(1.45) per common share, which compares to a GAAP net loss of $(195.5) million or $(2.04) per common share for fiscal year 2011.

Ciena's adjusted (non-GAAP) net loss for the fiscal fourth quarter 2012 was $(6.7) million, or $(0.07) per common share, which compares to an adjusted (non-GAAP) net income of $3.3 million, or $0.03 per common share, for the fiscal fourth quarter 2011. For fiscal year 2012, Ciena's adjusted (non-GAAP) net loss was $(23.5) million, or $(0.24) per common share, as compared to $(24.2) million, or $(0.25) per common share for fiscal year 2011.

“With five percent annual revenue growth and fourth quarter financial performance in line with our expectations, we continued to significantly outpace the market and take share in 2012 despite the challenging environment. That momentum resulted in record order flow and year-end backlog,” said Gary Smith, president and CEO of Ciena. “Customers require more network convergence with greater programmability to deliver more services, and we believe our portfolio is leading the transformation to next-generation intelligent networks.”

Fiscal Fourth Quarter 2012 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarterly and year over year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendices A and B.

	GAAP Results
	Q4	Q3	Q4	Period Change
	FY 2012	FY 2012	FY 2011	Q-T-Q*	Y-T-Y*
Revenue	$465.5	$474.1	$455.5	(1.8)%	2.2%
Gross margin	41.3%	38.2%	41.7%	3.1%	(0.4)%
Operating expense	$214.1	$196.6	$206.2	8.9%	3.8%
Operating margin	(4.7)%	(3.2)%	(3.6)%	(1.5)%	(1.1)%

	Non-GAAP Results
	Q4	Q3	Q4	Period Change
	FY 2012	FY 2012	FY 2011	Q-T-Q*	Y-T-Y*
Revenue	$465.5	$474.1	$455.5	(1.8)%	2.2%
Adj. gross margin	42.7%	39.6%	43.2%	3.1%	(0.5)%
Adj. operating expense	$191.8	$175.6	$180.8	9.2%	6.1%
Adj. operating margin	1.4%	2.5%	3.5%	(1.1)%	(2.1)%

	Revenue by Segment
	Q4 FY 2012		Q3 FY 2012		Q4 FY 2011
	Revenue	%	Revenue	%	Revenue	%
Packet-Optical Transport	$289.4	62.2	$298.5	63.0	$296.2	65.1
Packet-Optical Switching	20.5	4.4	37.8	8.0	41.2	9.0
Carrier-Ethernet Solutions	47.9	10.3	31.3	6.6	28.8	6.3
Software and Services	107.7	23.1	106.5	22.4	89.3	19.6
Total	$465.5	100.0	$474.1	100.0	$455.5	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal Fourth Quarter 2012

•	Non-U.S. customers contributed 46% of total revenue

•	One 10%-plus customer represented a total of 11% of revenue

•	Cash and investments totaled $692.5 million

•	Cash flow from operations totaled $10.6 million

•	Average days' sales outstanding (DSOs) were 72

•	Accounts receivable balance was $345.5 million

•	Inventories totaled $260.1 million, including:

◦	Raw materials: $39.7 million

◦	Work in process: $10.7 million

◦	Finished goods: $178.2 million

◦	Deferred cost of sales: $71.5 million

◦	Reserve for excess and obsolescence: $(40.0) million

•	Product inventory turns were 3.3

•	Headcount totaled 4,481

Business Outlook for Fiscal First Quarter 2013
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects financial performance for fiscal first quarter 2013, a quarter in which we typically experience seasonal reductions in order volume and customer deployment activity, to include:

•	Revenue in the range of $435 to $460 million

•	Adjusted (non-GAAP) gross margin percentage in the low 40s range

•	Adjusted (non-GAAP) operating expense in the high $180s million range

Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2012 Results
Ciena will host a discussion of its unaudited fiscal fourth quarter 2012 and year-end results with investors and financial analysts today, Thursday, December 13, 2012 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at http://www.ciena.com/. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: www.ciena.com/investors.

About Ciena
Ciena is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with OPn, its approach for building open next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "With five percent annual revenue growth and fourth quarter financial performance in line with our expectations, we continued to significantly outpace the market and take share in 2012 despite the challenging environment"; "That momentum resulted in record order flow and year-end backlog"; "Customers require more network convergence with greater programmability to deliver more services, and we believe our portfolio is leading the transformation to next-generation intelligent networks"; "Ciena expects financial performance for fiscal first quarter 2013, a quarter in which we typically experience seasonal reductions in order volume and customer deployment activity, to include revenue in the range of $435 to $460 million, adjusted (non-GAAP) gross margin percentage in the low 40s range, adjusted (non-GAAP) operating expense in the high $180s million range."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q filed with the Securities and Exchange Commission on September 5, 2012. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendixes A and B to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2011	2012	2011	2012
Revenue:
Products	$368,049	$363,174	$1,406,532	$1,454,991
Services	87,406	102,357	335,438	378,932
Total revenue	455,455	465,531	1,741,970	1,833,923
Cost of goods sold:
Products	210,686	211,443	825,969	868,805
Services	54,859	61,882	206,855	240,894
Total cost of goods sold	265,545	273,325	1,032,824	1,109,699
Gross profit	189,910	192,206	709,146	724,224
Operating expenses:
Research and development	91,232	95,801	379,862	364,179
Selling and marketing	71,235	74,013	251,990	266,338
General and administrative	27,276	29,772	126,242	114,122
Acquisition and integration costs	2,340	20	42,088	(120)
Amortization of intangible assets	13,534	12,545	69,665	51,697
Restructuring costs	591	1,990	5,781	7,854
Change in fair value of contingent consideration	—	—	(3,289)	—
Total operating expenses	206,208	214,141	872,339	804,070
Loss from operations	(16,298)	(21,935)	(163,193)	(79,846)
Interest and other income (loss), net	(1,312)	(3,468)	6,022	(15,200)
Interest expense	(9,500)	(10,840)	(37,926)	(39,653)
Gain on cost method investments	7,249	—	7,249	—
Loss before income taxes	(19,861)	(36,243)	(187,848)	(134,699)
Provision for income taxes	2,468	2,528	7,673	9,322
Net loss	$(22,329)	$(38,771)	$(195,521)	$(144,021)
Basic net loss per common share	$(0.23)	$(0.39)	$(2.04)	$(1.45)
Diluted net loss per potential common share	$(0.23)	$(0.39)	$(2.04)	$(1.45)
Weighted average basic common shares outstanding	97,197	100,506	95,854	99,341
Weighted average dilutive potential common shares outstanding	97,197	100,506	95,854	99,341

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	October 31,
	2011	2012
ASSETS
Current assets:
Cash and cash equivalents	$541,896	$642,444
Short-term investments	—	50,057
Accounts receivable, net	417,509	345,496
Inventories	230,076	260,098
Prepaid expenses and other	143,357	117,595
Total current assets	1,332,838	1,415,690
Long-term investments	50,264	—
Equipment, furniture and fixtures, net	122,558	123,580
Other intangible assets, net	331,635	257,137
Other long-term assets	114,123	84,736
Total assets	$1,951,418	$1,881,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$157,116	$179,704
Accrued liabilities	197,004	209,540
Deferred revenue	99,373	79,516
Convertible notes payable	—	216,210
Total current liabilities	453,493	684,970
Long-term deferred revenue	24,425	27,560
Other long-term obligations	17,263	31,779
Long term convertible notes payable	1,442,364	1,225,806
Total liabilities	1,937,545	1,970,115
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock — par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock — par value $0.01; 290,000,000 shares authorized; 97,440,436 and 100,601,792 shares issued and outstanding	974	1,006
Additional paid-in capital	5,753,236	5,797,765
Accumulated other comprehensive income (loss)	31	(3,354)
Accumulated deficit	(5,740,368)	(5,884,389)
Total stockholders’ equity (deficit)	13,873	(88,972)
Total liabilities and stockholders’ equity (deficit)	$1,951,418	$1,881,143

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended October 31,
	2011	2012
Cash flows from operating activities:
Net loss	$(195,521)	$(144,021)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on cost method investments	(7,249)	—
Change in fair value of embedded redemption feature	(2,800)	6,600
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	60,154	59,099
Share-based compensation costs	37,930	32,394
Amortization of intangible assets	95,927	74,497
Provision for inventory excess and obsolescence	17,334	23,438
Provision for warranty	18,451	33,418
Other	5,541	7,122
Changes in assets and liabilities:
Accounts receivable	(75,623)	70,366
Inventories	14,209	(53,460)
Prepaid expenses and other	(18,302)	1,748
Accounts payable, accruals and other obligations	(59,285)	12,610
Deferred revenue	18,749	(16,722)
Net cash provided by (used in) operating activities	(90,485)	107,089
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(52,367)	(48,098)
Restricted cash	10,751	35,597
Purchase of available for sale securities	(49,892)	—
Proceeds from sale of cost method investment	6,544	524
Receipt of contingent consideration related to business acquisition	16,394	—
Net cash used in investing activities	(68,570)	(11,977)
Cash flows from financing activities:
Repayment of capital lease obligations	—	(1,895)
Debt issuance costs	—	(2,331)
Proceeds from issuance of common stock	13,202	12,166
Net cash provided by financing activities	13,202	7,940
Effect of exchange rate changes on cash and cash equivalents	(938)	(2,504)
Net increase (decrease) in cash and cash equivalents	(146,791)	100,548
Cash and cash equivalents at beginning of period	688,687	541,896
Cash and cash equivalents at end of period	$541,896	$642,444
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$32,931	$33,511
Cash paid during the period for income taxes, net	$3,204	$9,603
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$6,431	$5,202
Debt issuance costs in accrued liabilities	$—	$319
Fixed assets purchased under capital leases	$1,106	$6,736

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended
	October 31,
	2011	2012
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$189,910	$192,206
Share-based compensation-products	611	647
Share-based compensation-services	365	326
Amortization of intangible assets	5,827	5,384
Total adjustments related to gross profit	6,803	6,357
Adjusted (non-GAAP) gross profit	$196,713	$198,563
Adjusted (non-GAAP) gross profit percentage	43.2%	42.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$206,208	$214,141
Share-based compensation-research and development	2,558	2,500
Share-based compensation-sales and marketing	3,312	3,048
Share-based compensation-general and administrative	3,117	2,205
Acquisition and integration costs	2,340	20
Amortization of intangible assets	13,534	12,545
Restructuring costs	591	1,990
Total adjustments related to operating expense	25,452	22,308
Adjusted (non-GAAP) operating expense	$180,756	$191,833

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(16,298)	$(21,935)
Total adjustments related to gross profit	6,803	6,357
Total adjustments related to operating expense	25,452	22,308
Adjusted (non-GAAP) income from operations	$15,957	6,730
Adjusted (non-GAAP) operating margin percentage	3.5%	1.4%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(22,329)	$(38,771)
Total adjustments related to gross profit	6,803	6,357
Total adjustments related to operating expense	25,452	22,308
Gain on cost method investment	(7,249)	—
Change in fair value of embedded redemption feature	580	3,440
Adjusted (non-GAAP) net income (loss)	$3,257	$(6,666)

Weighted average basic common shares outstanding	97,197	100,506
Weighted average dilutive potential common shares outstanding	97,857	100,506

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.23)	$(0.39)
Adjusted (non-GAAP) diluted net income (loss) per common share	$0.03	$(0.07)

APPENDIX B - Reconciliation of Adjusted (Non- GAAP) Annual Measurements

	Year Ended
	October 31,
	2011	2012
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$709,146	$724,224
Share-based compensation-products	2,269	2,156
Share-based compensation-services	1,881	1,462
Amortization of intangible assets	23,307	22,032
Fair value adjustment of acquired inventory	5,735	—
Total adjustments related to gross profit	33,192	25,650
Adjusted (non-GAAP) gross profit	$742,338	$749,874
Adjusted (non-GAAP) gross profit percentage	42.6%	40.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$872,339	$804,070
Share-based compensation-research and development	10,149	8,567
Share-based compensation-sales and marketing	12,182	11,558
Share-based compensation-general and administrative	11,140	8,691
Acquisition and integration costs	42,088	(120)
Amortization of intangible assets	69,665	51,697
Restructuring costs	5,781	7,854
Change in fair value of contingent consideration	(3,289)	—
Settlement of patent litigation	500	—
Total adjustments related to operating expense	148,216	88,247
Adjusted (non-GAAP) operating expense	$724,123	$715,823

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(163,193)	$(79,846)
Total adjustments related to gross profit	33,192	25,650
Total adjustments related to operating expense	148,216	88,247
Adjusted (non-GAAP) income from operations	$18,215	34,051
Adjusted (non-GAAP) operating margin percentage	1.0%	1.9%

Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(195,521)	$(144,021)
Total adjustments related to gross profit	33,192	25,650
Total adjustments related to operating expense	148,216	88,247
Gain on cost method investment	(7,249)	—
Change in fair value of embedded redemption feature	(2,800)	6,600
Adjusted (non-GAAP) net loss	$(24,162)	$(23,524)

Weighted average basic common shares outstanding	95,854	99,341
Weighted average dilutive potential common shares outstanding	95,854	99,341

Net Loss per Common Share
GAAP diluted net loss per common share	$(2.04)	$(1.45)
Adjusted (non-GAAP) diluted net income (loss) per common share	$(0.25)	$(0.24)

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles acquired from the MEN Business, that Ciena is required to amortize over its expected useful life.

•
Fair value adjustment of acquired inventory - an infrequent charge required by acquisition accounting rules resulting from the required revaluation of inventory acquired from the MEN Business to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and an increase in cost of goods sold for the periods indicated.

•
Acquisition and integration costs - reflects transaction expense, and consulting and third party service fees associated with the acquisition of the Nortel MEN Business and the integration of this business into Ciena's operations.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Change in fair value of contingent consideration – a non-cash, unrealized gain during the periods identified related to Nortel's intent to exercise its early termination right relating to the Carling, Canada facility lease entered into as part of the acquisition of the MEN Business.

•	Settlement of patent litigation - included in general and administrative expense during our first quarter of fiscal 2011 is a $0.5 million patent litigation settlement.

•
Gain on cost method investments – a non-cash gain related to the sale of a privately held technology company in which Ciena held a minority equity investment, which gain Ciena does not believe is reflective of its ongoing operating costs.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes.